UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2015

FRESH PROMISE FOODS, INC.
(Exact name of registrant as specified in its charter)

Nevada	00-24723	88-0393257
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1111 Alderman Drive, Suite 210

Alpharetta, GA 30005

(Address of principal executive offices)

(855) 404-3744

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modifications to Rights of Security Holders.

The information set forth in Item 5.03 is incorporated by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective January 20, 2015, the Financial Industry Regulatory Authority (FINRA) effected in the marketplace a 1-for-150 reverse stock split for the common stock of Fresh Promise Foods, Inc. (the “Company”). On December 30, 2014, the Company filed with the Nevada Secretary of State a Certificate of Amendment to its Articles of Incorporation (the “Amendment”) with respect to such 1-for-150 reverse stock split (the “Reverse Split”).

Item. 8.01 Other Items

Item 5.03 is hereby incorporated by reference.

As of January 20, 2015, as a result of the Reverse Split, each 150 shares of the Company’s common stock outstanding automatically converted into one share of common stock. No fractional shares will be issued in connection with the Reverse Split. Instead, any fractional share resulting from the Reverse Split will be rounded up to the next largest whole share.

The Company’s shares will continue to trade on the OTC Marketplace under the symbol “FPFI” with the letter “D” added to the end of the trading symbol for a period of 20 trading days to indicate that the Reverse Split has occurred.

The Reverse Split has no impact on shareholders’ proportionate equity interests or voting rights in the Company or the par value of the Company’s common stock, which remains unchanged.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to Certificate of Incorporation*

* Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESH PROMISE FOODS, INC.

Date: January 26, 2015	By:	/s/ Kevin Quirk
	Name:	Kevin Quirk
	Title:	Chief Executive Officer